                                                                   EXHIBIT 99.1



       STATEMENT OF CHIEF EXECUTIVE OFFICER OF INDUS INTERNATIONAL, INC.
                      PURSUANT TO 18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Transition Report of Indus International, Inc. (the "Company") on Form 10-K for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas R. Madison, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:


         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Thomas R. Madison
---------------------------------
Thomas R. Madison
Chairman of the Board and Chief Executive Officer
June 30, 2003


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